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                                                                 EXHIBIT 99.1(b)

                          EATON VANCE MUNICIPALS TRUST

                          Amendment and Restatement of
               Establishment and Designation of Series of Shares
                   of Beneficial Interest, Without Par Value

                  (as amended and restated October 18, 1996)


      WHEREAS, the Trustees of Eaton Vance Municipals Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

      WHEREAS, the Trustees now desire to further redesignate the Funds effective November 30, 1996 and to terminate six Funds, i.e. EV Classic California Municipals Fund, EV Classic Connecticut Municipals Fund, EV Classic Florida Municipals Fund, EV Classic New Jersey Municipals Fund, EV Classic New York Municipals Fund, and EV Classic Pennsylvania Municipals Fund, and to redesignate EV Classic Rhode Island Municipals Fund as EV Traditional Rhode Island Municipals Fund pursuant to Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated January 11, 1993 (the "Declaration of Trust");

      NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby divide the shares of beneficial interest of the Trust into sixty separate series ("Funds"), each Fund to have the following special and relative rights:

      1.    The Funds shall be redesignated as follows:

EV Marathon Alabama Municipals Fund
EV Traditional Alabama Municipals Fund
EV Marathon Arizona Municipals Fund
EV Traditional Arizona Municipals Fund
EV Marathon Arkansas Municipals Fund
EV Traditional Arkansas Municipals Fund
EV Marathon California Municipals Fund
EV Traditional California Municipals Fund
EV Marathon Colorado Municipals Fund
EV Traditional Colorado Municipals Fund
EV Marathon Connecticut Municipals Fund
EV Traditional Connecticut Municipals Fund
EV Marathon Florida Municipals Fund
EV Traditional Florida Municipals Fund
EV Marathon Georgia Municipals Fund
EV Traditional Georgia Municipals Fund
EV Marathon Kentucky Municipals Fund
EV Traditional Kentucky Municipals Fund
EV Marathon Louisiana Municipals Fund
EV Traditional Louisiana Municipals Fund
EV Marathon Maryland Municipals Fund
EV Traditional Maryland Municipals Fund
EV Marathon Massachusetts Municipals Fund
EV Traditional Massachusetts Municipals Fund
EV Marathon Michigan Municipals Fund
EV Traditional Michigan Municipals Fund
EV Marathon Minnesota Municipals Fund
EV Traditional Minnesota Municipals Fund
EV Marathon Mississippi Municipals Fund
EV Traditional Mississippi Municipals Fund
EV Marathon Missouri Municipals Fund
EV Traditional Missouri Municipals Fund
EV Classic National Municipals Fund
EV Marathon National Municipals Fund
EV Traditional National Municipals Fund
EV Marathon New Jersey Municipals Fund
EV Traditional New Jersey Municipals Fund
EV Marathon New York Municipals Fund
EV Traditional New York Municipals Fund
EV Marathon North Carolina Municipals Fund
EV Traditional North Carolina Municipals Fund
EV Marathon Ohio Municipals Fund
EV Traditional Ohio Municipals Fund
EV Marathon Oregon Municipals Fund
EV Traditional Oregon Municipals Fund
EV Marathon Pennsylvania Municipals Fund
EV Traditional Pennsylvania Municipals Fund
EV Marathon Rhode Island Municipals Fund
EV Traditional Rhode Island Municipals Fund
EV Marathon South Carolina Municipals Fund
EV Traditional South Carolina Municipals Fund
EV Marathon Tennessee Municipals Fund
EV Traditional Tennessee Municipals Fund
EV Marathon Texas Municipals Fund
EV Traditional Texas Municipals Fund
EV Marathon Virginia Municipals Fund
EV Traditional Virginia Municipals Fund
EV Marathon West Virginia Municipals Fund
EV Traditional West Virginia Municipals Fund
Massachusetts Municipal Bond Portfolio

      2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund ("share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

      3. Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

      4. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

      (a) Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund's shares, shall (if applicable) be borne by such Fund and deferred and amortized over the five year period beginning on the date that such Fund commences operations.

      (b) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

      (C) The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

      5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

      6. Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be cancelled and discharged.

      7. The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The establishment and designation of any class of any Fund or other series of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences, and provisions applicable to, such class, or as otherwise provided in such instrument.


Dated:  October 18, 1996


/s/  Donald R. Dwight                      /s/  Norton H. Reamer
     --------------------------------           -------------------------------
     Donald R. Dwight                           Norton H. Reamer


/s/  James B. Hawkes                       /s/  John L. Thorndike
     --------------------------------           -------------------------------
     James B. Hawkes                            John L. Thorndike


/s/  Samuel L. Hayes, III                  /s/  Jack L. Treynor
     --------------------------------           -------------------------------
     Samuel L. Hayes, III                       Jack L. Treynor